Exhibit 99.2

Lightwave Logic, Inc. Announces Pricing of $35 Million Public Offering of Common Stock

Company’s total cash position expected to be approximately $70 million following closing

Englewood, Colorado — December 15, 2025 — Lightwave Logic, Inc. (NASDAQ: LWLG) (the “Company”), a technology platform company leveraging its proprietary electro-optic (EO) polymers to transmit data at higher speeds with less power in a small form factor, today announced the pricing of its underwritten public offering of 11,666,667 shares of common stock. The gross proceeds of the offering are $35 million, before deducting underwriting discounts, commissions, and offering expenses. All shares in this offering were sold by the Company. In addition, the Company has granted the underwriter a 30-day option to purchase up to an additional 1,750,000 shares to cover over-allotments, if any, at the per share public offering price, less underwriting discounts and commissions. The offering is expected to close on or about December 17, 2025, subject to the satisfaction of customary closing conditions.

The Company plans to allocate the net proceeds to accelerate its commercialization timeline, accelerate and expand U.S. production capacity to support its two existing Fortune 500 partners, onboard additional large scale design-ins, pursue strategic M&A opportunities or invest in complementary technologies or businesses, and for working capital and other general corporate purposes. The Company does not, however, have agreements or commitments to enter into any acquisitions, mergers or investments at this time. The Company expects its total cash position to be approximately $70 million following closing and has concurrently terminated its existing equity line of credit.

“This offering underscores our recent commercial momentum and reflects the growing recognition of the role that electro-optic polymers will play in the scale-up and scale-out of AI data centers,” said Yves LeMaitre, CEO of Lightwave Logic. “The additional capital will strengthen our balance sheet, allow us to accelerate commercialization timelines, and expand manufacturing capacity to drive long-term value for our customers and shareholders.”

Titan Partners is acting as sole bookrunner for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-281059) filed with the Securities and Exchange Commission (“SEC”) on July 26, 2024, and declared effective by the SEC on August 5, 2024. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

About Lightwave Logic, Inc.

Lightwave Logic, Inc. (NASDAQ: LWLG) www.lightwavelogic.com is a technology platform company leveraging its proprietary engineered electro-optic (EO) polymers to transmit data at higher speeds with less power in a small form factor. The Company's high activity and high stability organic polymers allow it to create next-generation photonic EO devices that convert data from electrical signals into light/optical signals for applications in telecommunications, and for data transmission potentially used to support generative AI.

Safe Harbor Statement

This release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include, but are not limited to, statements regarding the Company's anticipated public offering, including the completion of the public offering on the anticipated terms, if at all. Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and in other filings that the Company makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate. These forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Contacts

Ryan Coleman or Nick Teves
Alpha IR Group for Lightwave Logic
lwlg@alpha-ir.com
312-445-2870